UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  April 3, 2007


                           Integrated BioPharma, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

       000-28876                                          22-2407475
(Commission File Number)                       (IRS Employer Identification No.)


             225 Long Avenue
           Hillside, New Jersey                                07205
(Address of Principal Executive Offices)                     (Zip Code)

                                 (973) 926-0816
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

         The disclosure contained in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant


         On April 3, 2007, we entered into a loan agreement with Amalgamated Bank. The loan agreement provides for a five-year secured term credit facility in the amount of $10.0 million. Borrowings under the facility have been used to refinance $5,000,000 under our existing $15.0 million revolving credit facility with Amalgamated Bank and the balance for working capital purposes. As of the date hereof, we had $10,000,000 in borrowings under the term note and $8.5 million under the $15.0 million revolving credit facility.

          The initial interest rate on borrowings under the term facility is equal to 3.00% plus the applicable LIBOR rate. Interest is payable monthly, quarterly or semi-annually, at our election, in arrears not later than the end of each such period.

         The credit facility requires that all principal be repaid in $1.0 million semi-annual payments beginning October 4, 2007.

         The facility is secured by a first priority lien on our accounts receivable, equipment, inventory and deposit accounts. The obligations under the term credit facility are also guaranteed by each of our current and future subsidiaries.

         The term credit facility contains the same covenants under our $15.0 million revolving credit facility which restrict our ability to, among other things: (1) incur or guarantee additional debt; (2) make any investments (other than in the ordinary course); (3) engage in any asset sales or dispose of any assets (other than in the ordinary course); (4) engage in transactions with affiliates; (5) incur liens; and (6) declare or pay dividends. The credit facility also requires us not to exceed a maximum total leverage ratio, to maintain a minimum consolidated EBITDA, to maintain a minimum fixed charge coverage ratio and to maintain minimum deposit balances with the lender (unless certain revenue and EBITDA thresholds are met).

         The credit facility also provides for customary events of default, including non-payment defaults and covenant defaults.

         Additionally, we agreed with Amalgamated Bank to amend the tern note and loan agreement associated with the $15.0 million revolving credit facility to, among other things, extend the maturity date of the facility to October 31, 2007.

         The descriptions of the credit facility and loan agreement are qualified in their entirety by the full text of the loan agreement, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.



Item 9.01.       Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.      Description

10.1 Loan Agreement, dated April 3, 2007, between Integrated BioPharma, Inc. and Amalgamated Bank

10.2 Amendment One To Revolving (Grid) Promissory Note And Loan Agreement dated April 3, 2007, between Integrated
                 BioPharma, Inc. and Amalgamated Bank


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             INTEGRATED BIOPHARMA, INC.


Date:  April 9, 2007                         By:/s/ Dina Masi
                                             ----------------
                                             Dina Masi
                                             Chief Financial Officer